Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements of Airspan Networks, Inc. (the “Company”) of our report dated March 8, 2004 on the financial statements of the Fixed Wireless Access business of Nortel Networks Corporation as of December 31, 2002 and 2001 included in the 8-K/A of the Company dated December 23, 2003 (filed March 8, 2004):

(i)	the Registration Statement (Form S-8 No. 333-45260) of the Company pertaining to the 1998 Stock Option and Restricted Stock Plan;

(ii)	the Registration Statement (Form S-8 No. 333-45262) of the Company pertaining to the 2000 Employee Stock Purchase Plan;

(iii)	the Registration Statement (Form S-8 No. 333-62032) of the Company pertaining to the 1998 Stock Option and Restricted Stock Plan;

(iv)	the Registration Statement (Form S-8 No. 333-62024) of the Company pertaining to the 2001 Supplemental Stock Option Plan.

DELOITTE & TOUCHE LLP

Chartered Accountants

Toronto, Canada

March 8, 2004